UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2021

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

900 Innovators Way
Simi Valley, California	93065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 581-2187

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AVAV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On May 29, 2021, AeroVironment, Inc. (the “Company”) and SoftBank Corp. (“SoftBank”) entered into the Sixth Amendment Agreement (the “JVA Amendment”) to the Joint Venture Agreement governing their joint venture HAPSMobile Inc., a Japanese company formed in December 2017. Pursuant to the JVA Amendment, the Company (a) has exclusive rights from HAPSMobile for the future design and manufacturing work of the existing Solar HAPS currently referred to as the “Sunglider” subject to the Company’s quality, performance and cost for such work being competitive with third parties and (b) subject to the foregoing, must remain the design and manufacturing authority for the existing Solar HAPS aircraft and future variants thereof, provided, however that if the Company is not capable of performing the necessary work due to unforeseen events, or where the Company’s quality, performance or cost of the work performed is not competitive with that of third parties, HAPSMobile shall have the right to use a second supplier. Additionally, the Company and SoftBank agreed that neither of them would compete with HAPSMobile, including by engaging in similar project(s) with third parties, in the areas of the use of Solar HAPS in commercial telecommunication applications, provided, however, that each of the Company and SoftBank may discuss, test, partner or conduct other activities with other aircraft manufacturers and Solar HAPS providers where such activities are conducted on behalf of or for the ultimate benefit of HAPSMobile.

The foregoing description of the JVA Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the JVA Amendment. The Company intends to seek confidential treatment for certain portions of the JVA Amendment. The Company will file the JVA Amendment as an exhibit to its Annual Report on Form 10-K for the year ended April 30, 2021.

Item 1.02. Termination of a Material Definitive Agreement

On May 29, 2021, the Company entered into an amendment (the “DDA Amendment”) to the Design and Development Agreement (the “DDA”) with HAPSMobile. The parties agreed to the DDA Amendment in anticipation of the Company and SoftBank Corp. (“SoftBank”) entering into a Master Design and Development Agreement with each other to continue the design and development of the Solar HAPS aircraft developed under the DDA. Pursuant to the DDA Amendment, the Company and HAPSMobile agreed (a) to terminate the DDA effective as of March 31, 2021 and (b) consider all work conducted by the Company under the DDA for the sixty day period following March 31, 2021 as work to wind down the DDA for which the Company would be compensated its incurred costs (as defined in the DDA) during such wind down period.

The foregoing description of the DDA Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the DDA Amendment. The Company intends to seek confidential treatment for certain portions of the DDA Amendment. The Company will file the DDA Amendment as an exhibit to its Annual Report on Form 10-K for the year ended April 30, 2021.

Item 8.01. Other Events

On May 29, 2021, the Company and SoftBank entered into a Master Design and Development Agreement (“MDDA”) to continue the development of Solar HAPS. Pursuant to the MDDA, which has a five-year term, SoftBank will issue orders to the Company for the Company to perform design and development services and produce deliverables as specified in the applicable order(s). Upon the execution of the MDDA, SoftBank issued to the Company, and the Company accepted, the first order under the MDDA which has a maximum value of $51.2 million.

Concurrent with the execution of the MDDA, each of SoftBank and the Company agreed to lend HAPSMobile JPY500,000,000 ($4.6 million), which loans are convertible into shares of HAPSMobile under certain conditions, and to cooperate with each other to explore restructuring and financing options for HAPSMobile to continue the development of Solar HAPS.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: June 9, 2021	By:	/s/ Melissa Brown
Melissa Brown
Vice President, General Counsel & Corporate Secretary

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